Delisting Determination, The Nasdaq Stock Market, LLC, September 17, 2026 Abpro Holdings, Inc
The Nasdaq Stock Market LLC (the Exchange) has determined to remove from listing the securities of Abpro Holdings, Inc effective at the opening of the trading session on October 12, 2026.
Based on review of information provided by the Company, Nasdaq Staff determined that the Company no longer qualified for listing on the Exchange pursuant to Listing Rule 5450(a)(1). The Company was notified of the Staff determination on September 30, 2025.
On October 7, 2025 the Company exercised its right to appeal the Staff determination to the Listing Qualifications Hearings
Panel (Panel) pursuant to Listing Rule 5815.
On October 7, 2025 the Company exercised its right to appeal the Staff determination to the Listing Qualifications Hearings
Panel (Panel) pursuant to Listing Rule 5815.
Additionally, Nasdaq Staff determined that the Company no longer qualified for listing on the Exchange pursuant to Listing Rules 5450(b)(2)(A. 5450(b)(2)(A), and 5450(b)(2)(C). The Company was notified of the Staff determination on October 15, 2025.
On October 30, 2025, the hearing was held.
On November 7, 2025 the Panel reached a
decision and a Decision letter was issued on November 10, 2025.
The Panel determined to grant the request of Abpro Holdings, Inc to continue its listing on the Exchange subject to the conditions described in the Decision letter dated November 10, 2025.
On February 18, 2026 the Panel reached a decision and decided to suspend the Company from the Exchange.
The Company securities were suspended on February 23, 2026.
On March 3, 2026, the Company appealed the Panel Decision to the Nasdaq Listing and Hearing Review Council (NLHRC).
On May 26, 2026, the NLHRC affirmed the February 18, 2026
Decision of the Panel.
On August 12, 2026, the Nasdaq Stock Market
LLC Board of Directors issued a Final Action Letter to the Company informing it that the Nasdaq Stock Market
LLC Board of Directors declined to call for review the May 26, 2026 decision of the NHLRC. Pursuant to Nasdaq Rule 5820(e)(6), the decision of the NLHRC represents the final action in this matter.
Staff determination to delist the Company securities became final on April 6, 2026.